EXHIBIT 10.5

Document:  DC-95083  of  the  26th  June  1995

                       CONTRACT ON EXCLUSIVE DISTRIBUTION

                       REGARDING THE SALE OF THE PRODUCTS

                                 GAIA CONVERTER

                         BY THE COMPANY ENERTEC (ISRAEL)


BETWEEN:       THE  COMPANY  GAIA  CONVERTER  SA,  CAPITAL  F  790.000
               REGISTERED  AT  THE  REGISTRAR  OF  TRADE  AND  COMPANIES  IN
               BORDEAUX,  UNDER  REGISTRATION  NO.  B392  666  947
               HEREINAFTER:  "THE  GRANTOR"

AND  BETWEEN:  THE  COMPANY  ENERTEC  ELECTRONICS  LTD.,
               REGISTERED AT THE REGISTRAR OF TRADE AND COMPANIES NO. _____________
               HEREINAFTER:  "THE  DISTRIBUTOR"

NOW  AND  THEREFORE:

The Grantor had developed and adjusted a variety of Products as described in the Appendix, on which he has all rights and wishes to expand his chain in the Territory stated in the Appendix.
Taking into consideration the relations created and obtained with his clientele, the Distributor esteems that he has the tools required for the distribution of the Products to this clientele.

DEFINITIONS:
Whenever used in this contract or in relation with its execution, the following terms shall be defined as hereinafter.
-     "PRODUCT"  shall  mean  the Products or Products described in the Appendix
-     "TERRITORY"  shall  mean  the  countries or regions listed in the Appendix
- "TRADEMARK" shall mean the rights on the signs, logos, designs and models related with the product.

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ARTICLE  1:  OBLIGATIONS
By way of the present contract, the Grantor grants to the Distributor the exclusive sale of the product in the Territory during the period of the contract in conformity with the terms and conditions therein, and the Distributor accepts this concession.
In view of the above, the Distributor undertakes to realize and shall be liable for the integrality of the operations of stock keeping, promotion, sale and invoicing of the product in the Territory as well as the collection of debts from his clients, in conformity with the terms and conditions defined in the present contract.
The parties shall always act independently from each other, and the present contract shall not be viewed as creating any kind of branch or joint venture, nor any relation of subordination, representation, mandate, agency or any analogy among them.

ARTICLE  2:  TERM
The  contract  shall  come  into  force  as  of  today.
The contract refers to a first trial period of one year, during which period the sides shall be enabled to bring it to an end without indemnities and upon notice of two months in advance.
At the end of this period, the contract shall be renewed automatically for a period of 2 years, unless notice shall be given at least 6 month in advance by any of the sides at the present contract.

ARTICLE  3:  TERRITORY  AND  CLIENTELE
The Distributor shall perform his activity in the Territory described in the Appendix.

ARTICLE  4:  THE  GRANTOR'S  OBLIGATIONS
In order to enable the Distributor to fulfill his mission as granted, the Grantor undertakes to put at his disposal any commercial and technical document on the Products and offer, if necessary, technical support at the exhibition of the Products.

ARTICLE  5:  TRADEMARK
In all territories the Products shall be distributed under the Trademark GAIA Converter.
The Distributor undertakes not to make use of the Trademark but for the purpose of the present contract and in relation with the Products. He is not allowed to use it on his company letterhead nor in brochures, advertisements or promotional documentation, should he prepare such, but by mentioning his quality of independent enterprise, Distributor of the Trademark GAIA Converter.

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ARTICLE  6:  COMMERCIAL  POLICY  /  ANNUAL  TARGET

6.1 COMMERCIAL POLICY The Distributor shall be free to determine his commercial policy (advertisement, price ) to be conducted in the Territory. Notwithstanding, regarding the price policy the Grantor shall convey the "recommended sale prices" based on the sale prices catalog used in France. The sale prices used by the Distributor to the clients shall be based on these "recommended sales prices".
6.2 ANNUAL TARGET For the first year no commercial target shall be fixed. At the beginning of the Gregorian year the commercial targets shall be fixed and enclosed to the contract. Three months before the start of each Gregorian year, the Distributor shall inform his forecasts for orders of the Products for the next year, forecasts that shall have an indicative character.

ARTICLE  7:  EXCHANGE  OF  INFORMATION  BY  THE  SIDES
The Distributor shall keep the Grantor informed as to operational, financial, technical and commercial aspects of the markets in the field of said Products.

ARTICLE  8:  ADVERTISEMENT
The advertisement and the promotion of the Products in the Territory shall be effected on the Distributor's account.

ARTICLE  9:  CONDITIONS  OF  THE  DISTRIBUTOR'S  OPERATION
The Distributor must act in accordance with all professional diligence in order to promote the sales of the Products subject of the present contract and in order to preserve the confidence of his clientele in his sector of activity. In his quality of Distributor, the Distributor enjoys independence in the organization of his activity. He shall determine by himself the methods of work as well as the choice of his colleagues; consequently, the Distributor shall cover all occasional expenses of his activity.
The Distributor shall never be considered in regards to the fiscal and social laws as the Grantor's employee.
10.

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SUPPLIES  AND  STOCKS

10.1 SUPPLIES The price of transfer of the Products as well as the terms of transport and delivery are listed in the Appendix. Prices shall be updated yearly at the beginning of the Gregorian year. The Distributor shall be informed on revised prices with sufficient notice in advance. With each shipment an invoice shall be issued. Invoices shall be paid according to the conditions listed in the Appendix.

10.2 STOCKS The Distributor undertakes to keep in his premises stocks for immediate disposal in order to fulfill the requirements of the market. The Products shall be received, stocked and delivered according to the instructions of GAIA Converter.

10.3 EXCHANGE OF STOCKS At the beginning of each Gregorian year the Grantor undertakes to replace the references of the Products as the case may be.

ARTICLE  11:  NON-COMPETITION
During the period of the contract, the Distributor undertakes not to manufacture, distribute and/or sell, directly or indirectly, any competing product, meaning any product that is identical or substantial in the consumer's spirit.

ARTICLE  12:  CONFIDENTIALITY
The Distributor undertakes to preserve the confidentiality and not to reveal to any third party whatsoever without the Grantor's prior authorization, in writing and explicitly, during the period of the present contract and for a period of 5 years following it, any data whatsoever that had reached the Distributor during his collaboration with the Grantor.

ARTICLE  13:  GUARANTEE  CIVIL  LIABILITY
At the Distributor's disposal 8 days as of the date of reception of each shipment in his warehouses to inform the Grantor of any quality failure of the Products in order to enable him, after control thereof, to perform the replacement.

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The  Grantor  undertakes  full  and  complete  liability for all consequences of damage that may occur from the use of the Products, except such damages sourced in the Distributor's mistake or non-observation by the Distributor of the Grantor's instructions, as well as the legislation in the Territory as applicable, regarding the stocking and sale of the Products.
If it comes to the Distributor's attention, directly or indirectly, that the use of any of the Products sold in the Territory causes material or corporeal damages, he is to inform immediately the Grantor and to communicate him all data that he had collected in the matter.
The Distributor undertakes to take an insurance covering the risks and torts derived from the operations of reception of the stocks and the delivery of the Products.

ARTICLE  14:  SUSPENSION  THE  CONTRACT

14.1 SUSPENSION
     The side wishing to bring the contract to an end shall inform the other side by registered letter with receipt of delivery by notice of 6 months in advance.

14.2 TERMINATION
     Should the Distributor breach his obligations as stated above, the present contact shall be ended automatically by way of registered letter with receipt of delivery.
     If up to one year the Distributor shall not fulfill his trade objectives, the Grantor shall be entitled to end the present contract in conformity with the terms listed in art. 14.1 above.
     In case of such termination by the Grantor, the Distributor shall not be entitled to require any indemnity for the orders passed to the Grantor after the entry into force of such termination and shall not be entitled otherwise to collect any indemnity whatsoever.
     Unless consented otherwise by the Grantor, the present contract shall be automatically null and avoid in case of legal occurrence or change in the management and/or control of the Distributor.
     The Grantor preserves the right to stop completely or partly the manufacturing or to stop the trading in the Territory of the Products without the Distributor's complaint of any type or kind whatsoever, nor to pretend for indemnities thereof.
     In case the present contract shall not be renewed after the initial term, the sides agree that no right shall be preserved.

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14.3 CONSEQUENCES
     On the date or date of enforcement of termination of the present contract, the Distributor undertakes:

     To transfer free of charge to the Grantor or to any person designed by the Grantor any authorization for trading of the Products in the Territory. To return to the Grantor all technical or commercial documents in his possession.
     To  stop  immediately  the  use  of  the  Trademark
     The stocks of Products in good condition and suitable for sale, held and paid for by the Distributor during the term or on the date of effect of the termination of the contract shall be taken by the Grantor at the valid prices paid.

ARTICLE  15:  TRANSFER  OF  THE  CONTRACT
The present contract, made intuiti personae, shall not be transferred to any third party whatsoever without the Grantor's preliminary written and explicit consent.

ARTICLE  16:  DISPUTES
All disputes regarding the interpretation or the implementation of the dispositions in the present contract and which cannot be solved amicably, shall be solved by arbitration in Paris (France) according to the regulations on conciliation and arbitrage of the International Chamber of Commerce, by one or several arbitrators nominated in conformity with the same regulations, the language of the arbitrage being the French language and the arbitration decision shall be definitive and beholding the sides.

The  law  of  the  present  contract  is  the  French  law.


For  ENERTEX                          For  GAIA  Converter
Date:  10.11.95                       Date:
Name:  Harry  Mund                    Name:  H.  Huillet
Title:  General  Manager              President,  General  Director
Signature  (-)                        Seal  and  signature  (-)

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                              APPENDIX TO CONTRACT
                              --------------------

A.   THE  PRODUCTS
     Standard Modules Converters such as defined in the datasheets of the product GAIA Converter enclosed to the contract.
     Following  models  are  available:
     -     Range  4W   named  MGDM-04
     -     Range  10W  named  MGDM-10
     -     Pre-Regulator  PGDS-50

B.   TERRITORY
     ISRAEL

C.   CLIENTS
     All  kinds  of  clients  and  fields

D.   TERMS  OF  PURCHASE
     Discount of 20% on the sale prices appearing in the catalog for France. This price does not cover packing and port fees and is at factory gate (Ex works)
     Products  are  under  GAIA  Converter  guarantee.
     The terms of Purchase are conditioned by a minimum invoice of 3.000 F. not including tax.

E.   PRICE  OF  SALE  TO  CLIENTS
     The price of sale for the products to the clients shall be in the local currency of the country and shall be determined by the Distributor. Notwithstanding GAIA Converter shall inform the "recommended sale price" based on its price-list for sale in France.
     This  price  of  sale  to  the  client  in  France is quantity conditioned:
     -  orders  from  1-3  units  of  same  reference:
     -  orders  from  4-9  units  of  same  reference:
     -  orders  from  10-49  units  of  same  reference:
     -  orders  from  50-99  units  of  same  reference:
     -  orders  from  100-199  units  of  same  reference:
     Orders exceeding 200 units are named "OEM". These are dealt with jointly in order to reach a satisfactory conclusion.


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F.   TERMS  OF  PAYMENT
     Orders placed by the Distributor shall be paid by bank transfer within 30 days as of receipt of invoice.


For  ENERTEX                          For  GAIA  Converter
Date:  10.11.95                       Date:
Name:  Harry  Mund                    Name:  H.  Huillet
Title:  General  Manager              President,  General  Director
Signature  (-)                        Seal  and  signature  (-)


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                         CONDITIONS OF SALES & WARRANTY

1       General  terms:
1.1 Except special written conventions, all orders from the customer shall comply with the present general terms & conditions of sale and information contained in the catalogs, leaflets are not binding on GAIA Converter. GAIA reserves the right to change or modify without notice any of the specifications of the products in addition our general terms & conditions-shall overrule any special conditions included in the customer's purchase order.
1.2 Orders received by our customers doesn't constitute a firm sale order until they have been confirmed and accepted in writing by GAIA Converter
1.3 Gaia Converter shall not be bound to any order taken by its representatives or employees unless such order has been confirmed in writing by one of its duly authorized representative
2       Quotations:
Unless  indicated  otherwise  quotations  are  valid  for  30  days.
3       Prices:
3.1 All prices quoted are fob factory. without taxes and/or import duties, packing and transport are not included and shall be a separate item on the invoice.
3.2 Our products are invoiced at a price based on the current price list at the time of order. Our price list is periodically revised and will be disclosed to our customer upon request.
4       Payment  Conditions:
4.1 Our invoices are payable, net 30 days. Gaia's representative or employees are not authorized to collect payment.
4.2 All invoice that are not paid when due shall be subject to a penalty interest charge equal to one and a half time the bank prime rate permitted by local regulations starting on the due date of the invoice. The accounting of this penalty in Gala's accounting, book and the resulting obligation by the customer to pay such amount will be confirmed in writing and shall be applicable to any discount or credit due by Gaia Converter.
4.3 If customer failed to make any payment. Any and all other payment become immediately due and Gaia reserves the right to suspend or cancel current orders if it has not heard from the customer within 8 days after; t has informed the customer in writing by registered mail. Under such condition if Gaia cancel a. customer's order, any payment received will be kept as compensation
4.4 Cash payment or bank guaranty maybe required until proper customer's credit has been established or for the first order of the customer or when the customer's financial condition deteriorate. Gaia reserves the right at all time and according to its risk perception to establish the credit limit of each customer and to adjust its payment terms.
5       Delivery:

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5.1     Whatever is the destination of our products, the delivery is always done from our factory or warehouse, either directly to the customer or by a notice that those products are available for pick up or when notice is given to the customers transport company that goods are ready for pick up.
5.2 Delivery delay are computed from the factory as per the terms indicated on our delivery slip that is used as an order acknowledgment.
5.3 Delivery dates are indicated as accurately as possible, but are given as an indication, according to our suppliers and transport facilities, therefore any delivery delays shall not be subject to penalty or order cancellation or delivery cancellation.
5.4 Furthermore, delivery can only take place if customer has fulfilled all its current obligations.
6       Modifications  or  cancellation  of  order:
6.1 If the customer want to modify the specifications of the product, after the order has been processed, GALA reserves the right to changes the prices and delivery quoted.
6.2     No  modifications  or  cancellation  of  order  can  be  accepted:
     -  For  special  products,  developed  at  the  request  of  a  customer,
     - For standard products, at less than 7 weeks before the scheduled delivery date,.
     - In all other cases a total or partial cancellation can only take place upon GAIA's written agreement. A cancellation charge of 35% of the order shall be due
7       Warranty  &  Compliance:
7.1 Gaia Converter reserves the right to modify the specifications of its products (characteristics, size, form functions) according to the technological evolution. It the products have already been ordered, the customer has the option to accept or refuse such modification, in which case, the order will be cancelled without prejudice
7.2 GAIA warrants that all of its products are free from defects in material or workmanship under normal use and service for a period of one year from delivery date. Provided the product has been used according to its normal usage, and not subject to misuse or accident:
7.3 GAIA's obligations under this warranty are limited to replacing or repairing, at our option, at our factory or facility, any of the products which shall within the applicable period after shipment be returned to us, transportation charges prepaid, and which are, after examination, disclosed to the satisfaction of GAIA to be thus defective. The warranty does not apply to any products or equipment which have been repaired or altered, except by GAIA, or which have been subjected to misuse, negligence or accident. Under no circumstances shall Gala's liability exceed the original purchase price. The aforementioned provisions do not extend the original warranty period of any product, which has either been repaired or replaced by GAIA.
7.4 Customer can only claim warranty if he has comply with all payment conditions.


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7.5     The return of products is subject to authorization, and furthermore will be  accepted  only  if  the  4  following  conditions  are  met:
     - The exact reason for the return must be indicated on all alleged defected product,
     - The return must be done in the original packing in good condition at the customer's expense,
     -  The  product must not have been tempered with or modify by the customer,
     -  The  product  must  not  be  deteriorated  for  any  reasons.
8       Title  and  Claim:
All operations of transport, customs, handling and insurance of the product outside of our factories or stores are at the expenses and risks of the customer, and he must verify all shipment upon arrival whether freight. was prepaid or not. We reserve the right of invoicing the packing.
9       Retention  of  Title:
The products shall remain our property until payment in made in full. In the event when the delivered products are resold before full payment, all products of the same type, delivered during the last 6 months by Gala and owned by customer could be seized up to a value estimated on the current price list, and according the amount owed. In the even the customer is subject to any action from a third party, he must immediately inform the seller so that he can protect his rights. In addition, customer cannot give. as a guaranty property of the goods. Should the customer use the goods as collateral, GAIA Converter shall have. the right to take the goods away from the customer. All amount due then become Immediately payable without further notice. Customer must have a proper insurance to cover all risk related to delivered or said delivered goods (article 5). The above clauses can be placed In force as soon as any payment is outstanding.
Retention of title and collective procedure - the goods being sold under the clause of retention of title, the ownership transfer can only occur when full payment for all goods and accessories have been received. In the event that the customer is subject to a judiciary procedure, he must Inform GAIA Converter by registered mail with acknowledgement within 15 days of the start of such procedure, so that GAIA Converter can claim the goods being part of the company assets. Fn that respect the customer will make sure that goods can be well identified in his office or warehouse, or the price that they were sold. Customer will make due diligence in making sure that the germs of the insurance contract are fully respected, following a claim that the seller may place.
10       Applicable  laws  -  Jurisdiction:
The sale: of our products shall be regulated exclusively by the French law whatever final the destination of the product. Any action that may arise that cannot be settle in a friendly manner by the parties will be submitted to the _Tribunal du Commerce_ located within district were GAIA Converter is registered. The present clause is stipulated in GAIA Converter's interest and

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only  CAI can decide to renounce it. All actions generated by a sale between the parties  shall be deemed to expire after 2 years from the date of its inception.

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